Contact:
Michael J. Culotta
Executive Vice President and Chief Financial Officer
(502) 627-7475

PHARMERICA REPORTS RESULTS FOR THE FOURTH QUARTER 2008
AND FOR THE YEAR ENDED DECEMBER 31, 2008
AND PROVIDES 2009 EARNINGS GUIDANCE

•	Revenues for 2008 were $1,947 Million

•	Net income for 2008 was $5.0 Million, or $0.17 Diluted Earnings Per Share

•	Cash Flow Provided by Operating Activities for 2008 was Approximately $66 Million

•	Results include Intangible Impairment Charges of $14.8 Million Pre-Tax, or $0.30 Diluted Effect on Earnings Per Share

•	Integration, Merger Related Costs and Other Charges were $26.7 Million, or $0.53 Diluted Effect on Earnings Per Share

•	Adjusted EBITDA was $92.5 Million for 2008

LOUISVILLE, Kentucky (February 5, 2009) – PharMerica Corporation (NYSE: PMC), a national provider of institutional pharmacy and hospital pharmacy management services, today reported the results of its fourth quarter and year ended December 31, 2008.

PharMerica began trading on the New York Stock Exchange under the symbol “PMC” on August 1, 2007.  The Company was created through a combination of the institutional pharmacy and hospital pharmacy management businesses of Kindred Healthcare, Inc. (NYSE: KND) and AmerisourceBergen Corporation (NYSE: ABC) (the “Pharmacy Transaction”).  The Company’s results of operations for the fourth quarter and year ended December 31, 2008, include the combined results of Kindred Pharmacy Services, Inc. (“KPS”) and PharMerica Long-Term Care, Inc. (“PharMerica LTC”).  The Company’s results of operations for the fourth quarter and year ended December 31, 2007, reflect the historical results of KPS for all periods presented and reflect the results of PharMerica LTC since August 1, 2007.

Management Commentary

In commenting on the Company’s results for the year, Gregory S. Weishar, PharMerica Corporation’s Chief Executive Officer, said, “2008 marks our first full calendar year of operations.  We are extremely pleased with the progress.  We have virtually completed all pharmacy consolidations and have reduced bad debt and operating costs.  These achievements have resulted in PharMerica capturing planned synergies and posting solid financial performance.  We are seeing very strong cash flow due to improved billing and collection efforts.  What I am most proud of is our ability to hold client retention and customer satisfaction ratings steady during the pharmacy consolidation phase.

“Looking forward to 2009, we enter the year a much stronger company.  With the merger behind us, we can now focus our energies around growing our client base, improving client retention and acquisitions.  We are confident we can post solid growth in 2009 and beyond.”

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PMC Reports Results for the Fourth Quarter 2008
   and for the Year Ended December 31, 2008

February 5, 2009

Fourth-Quarter and Year Ended December 31, 2008 Highlights

•	Revenues were $479.7 million for the fourth quarter and $1,947.3 million for the year ended December 31, 2008.
•	Prescriptions dispensed approximated 10.0 million for the fourth quarter and 40.3 million for the year ended December 31, 2008.
➢	Prescriptions dispensed were flat from the sequential third quarter as prescriptions per patient continued to increase despite the sequential reduction in licensed beds.
•	Net loss was $5.5 million for the fourth quarter and net income was $5.0 million for the year ended December 31, 2008.
➢	Diluted loss per share was $0.18 for the fourth quarter of 2008. For the year ended December 31, 2008, diluted earnings per share were $0.17.
➢
Fourth quarter and fiscal year results include an impairment charge of $14.8 million ($0.30 diluted effect on earnings per share) related to customer relationship intangible assets associated with pre-Pharmacy Transaction acquisitions.

➢
Integration, merger related costs and other charges were $8.9 million for the quarter ($0.20 diluted effect on earnings per share) and $26.7 million ($16.1 million, net of tax, or $0.53 diluted effect on earnings per share) for the year ended December 31, 2008.

➢	Fourth quarter 2008 reflected a tax benefit from a favorable tax ruling from the Internal Revenue Service. This ruling reduced the yearly effective tax rate to 39.7%.
➢
Diluted earnings per share excluding the integration, merger related costs and other charges, as well as the impairment charge and additional tax benefit were $0.26 for the fourth quarter and $1.00 for the year ended December 31, 2008.

➢	Over 95% of planned pharmacy consolidations were completed by the end of the fourth quarter.
•	Adjusted EBITDA was $23.9 million for the fourth quarter and $92.5 million for the year ended December 31, 2008.
➢
Adjusted EBITDA decreased $1.2 million from the sequential third quarter as a result of a non-recurring benefit of $2.1 million recognized in the third quarter related to a refund of over charges for self-insured employee health benefits.

•	Cash flows from operations were approximately $24.0 million in the fourth quarter and $65.7 million for the year ended December 31, 2008.
➢	Cash flows from operations increased $6.5 million from the sequential third quarter.

Fiscal 2009 Earnings Guidance

The Company announces its fiscal 2009 earnings guidance range as follows:

(in millions, except per share data)	Ranges
Revenues	$1,960.0 - $1,971.7
Adjusted earnings before interest, taxes, depreciation, amortization, integration, merger and acquisition related costs and expenses	$100.0 - $102.5
Depreciation and amortization expense	$28.8 - $28.2
Interest expense, net	$13.0 - $12.5
Tax rate	41.5% - 41.0%
Net income	$34.0 - $36.5
Diluted earnings per share	$1.11 - $1.18
Common and common equivalent shares outstanding	30.8
Capital expenditures	$28.4

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PMC Reports Results for the Fourth Quarter 2008
   and for the Year Ended December 31, 2008

February 5, 2009

The fiscal 2009 earnings guidance does not consider any integration, merger and acquisition related costs or other charges the Company may incur, including but not limited to the application of new accounting pronouncements or other non-recurring charges.

Conference Call

Management will hold a conference call to review the financial results for the fourth quarter and year ended December 31, 2008, on February 6, 2009, at 10:00 a.m. ET.  To access the live webcast, visit the Investor Relations section of the Company’s website at www.pharmerica.com or go to www.earnings.com.  To access a telephonic replay of the call, which will be available one hour after the conclusion of the call through February 20, 2009, please dial 1-888-286-8010 (617-801-6888 if calling from outside the U.S.) and use passcode 18104610.

About PharMerica

PharMerica Corporation is a leading institutional pharmacy services company servicing healthcare facilities in the United States.  As of December 31, 2008, PharMerica operated over 100 institutional pharmacies in 40 states.  PharMerica’s customers are institutional healthcare providers, such as nursing centers, assisted living facilities, hospitals and other long-term care providers.  The Company also provides pharmacy management services to long-term care hospitals.

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities.  Forward-looking statements include, among other things, the Company’s continued focus on its initiatives of growing our client base, improving client retention and streamlining our operations and billing processes, the information concerning the Company’s possible future results of operations, the continued benefits and synergies to be obtained from the Pharmacy Transaction, the Company’s ability to purchase acquisition targets, and the strength of the Company’s financial performance during 2009.  Forward-looking statements include statements that are not historical facts and can be identified by forward-
looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.  These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release are included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including current reports on Form 10-Q, filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release.  Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.  All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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PMC Reports Results for the Fourth Quarter 2008
   and for the Year Ended December 31, 2008

February 5, 2009

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except share and per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2007		2008		2007		2008
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$492.2	100.0%	$479.7	100.0%	$1,217.8	100.0%	$1,947.3	100.0%

Total cost of goods sold	417.1	84.7	408.7	85.2	1,044.0	85.7	1,662.7	85.4

Gross profit	75.1	15.3	71.0	14.8	173.8	14.3	284.6	14.6

Selling, general and administrative expenses	60.2	12.2	52.3	10.9	141.4	11.6	214.1	11.0

Amortization expense	1.6	0.3	1.7	0.4	5.0	0.4	6.5	0.3

Impairment of intangible assets	–	–	14.8	3.0	–	–	14.8	0.8

Integration, merger related costs and other charges	5.2	1.1	8.9	1.9	57.7	4.8	26.7	1.4

Operating income (loss)	8.1	1.7	(6.7)	(1.4)	(30.3)	(2.5)	22.5	1.1

Interest expense, net	4.1	0.9	3.6	0.7	7.2	0.6	14.2	0.7

Income (loss) before income taxes	4.0	0.8	(10.3)	(2.1)	(37.5)	(3.1)	8.3	0.4

Provision (benefit) for income taxes	1.2	0.2	(4.8)	(1.0)	(13.4)	(1.1)	3.3	0.1

Net income (loss)	$2.8	0.6%	$(5.5)	(1.1)%	$(24.1)	(2.0)%	$5.0	0.3%

	Three Months Ended December 31,		Year Ended December 31,
	2007	2008	2007	2008
Earnings (loss) per common share:
Basic	$0.09	$(0.18)	$(1.13)	$0.17
Diluted	$0.09	$(0.18)	$(1.13)	$0.17

Shares used in computing earnings (loss) per common share:
Basic	30,008,658	30,137,237	21,331,995	30,095,582
Diluted	30,039,137	30,137,237	21,331,995	30,190,893

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PMC Reports Results for the Fourth Quarter 2008
   and for the Year Ended December 31, 2008

February 5, 2009

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)

	Dec. 31, 2007	Dec. 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$32.0	$41.3
Accounts receivable, net	213.0	219.3
Inventory	77.9	73.4
Deferred tax assets	27.1	24.9
Prepaids and other assets	19.5	16.7
	369.5	375.6

Equipment and leasehold improvements	87.4	97.1
Accumulated depreciation	(30.0)	(43.1)
	57.4	54.0

Deferred tax assets, net	58.8	59.4
Goodwill	111.3	113.7
Intangible assets, net	77.5	73.4
Other	5.6	3.1
	$680.1	$679.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51.5	$54.4
Salaries, wages and other compensation	40.5	36.3
Other accrued liabilities	8.9	12.6
	100.9	103.3

Long-term debt	250.0	240.0
Other long-term liabilities	15.6	16.1

Commitments and contingencies

Minority interest	4.4	–

Stockholders’ equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued at December 31, 2007 and December 31, 2008	–	–
Common stock, $0.01 par value; 175,000,000 shares authorized; 30,360,612 shares and 30,477,558 shares issued and outstanding as of December 31, 2007 and 2008, respectively	0.3	0.3
Capital in excess of par value	332.9	338.7
Accumulated other comprehensive loss	(2.6)	(2.8)
Retained deficit	(21.4)	(16.4)
	309.2	319.8
	$680.1	$679.2

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PMC Reports Results for the Fourth Quarter 2008
   and for the Year Ended December 31, 2008

February 5, 2009

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2008	2007	2008
Cash flows provided by (used in) operating activities:
Net income (loss)	$2.8	$(5.5)	$(24.1)	$5.0
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	7.2	5.2	15.2	22.0
Amortization	1.6	1.7	5.0	6.5
Impairment of intangible assets	–	14.8	–	14.8
Integration, merger related costs and other charges	0.4	3.0	35.1	4.5
Stock-based compensation	0.9	1.4	1.5	4.9
Amortization of deferred financing fees	0.1	0.1	0.2	0.4
Deferred income taxes	9.3	(4.1)	(13.4)	2.8
Loss (gain) on disposition of equipment	(0.8)	(0.6)	0.1	0.2
Other	(0.5)	(0.2)	(0.9)	(0.5)
Change in operating assets and liabilities:
Accounts receivable, net	3.7	4.3	(13.9)	(4.4)
Inventory and other assets	1.5	4.2	1.1	4.2
Prepaids and other assets	4.9	(1.2)	(3.3)	3.3
Accounts payable	(4.2)	(0.8)	23.1	1.1
Salaries, wages and other compensation	1.8	(0.7)	9.3	(2.3)
Other accrued liabilities	(5.5)	2.4	1.3	3.2
Net cash provided by operating activities	23.2	24.0	36.3	65.7
Cash flows provided by (used in) investing activities:
Purchase of equipment and leasehold improvements	(2.2)	(4.3)	(16.7)	(22.1)
Acquisitions, net of cash acquired	(0.8)	(21.5)	(5.6)	(25.9)
Cash proceeds from sale of assets	–	0.3	–	0.6
Other	–	–	0.3	–
Net cash used in investing activities	(3.0)	(25.5)	(22.0)	(47.4)

Cash flows provided by (used in) financing activities:
Net contributions from (to) Former Parent	(3.3)	–	14.0	–
Proceeds from long-term revolving credit facility	–	–	20.0	–
Repayments of long-term revolving credit facility	–	–	(20.0)	–
Proceeds from long-term debt	–	–	275.0	–
Repayments of long-term debt	(15.0)	–	(25.0)	(10.0)
Proceeds from spin-co loans	–	–	125.0	–
Repayment of spin-co loans	–	–	(250.0)	–
Payment of debt issuance costs	–	–	(2.0)	–
Dividends	–	–	(125.0)	–
Cash contributions received from minority shareholders	0.4	–	2.0	0.1
Issuance of common stock	–	0.2	–	0.9
Net cash provided by (used in) financing activities	(17.9)	0.2	14.0	(9.0)

Change in cash and cash equivalents	2.3	(1.3)	28.3	9.3
Cash and cash equivalents at beginning of period	29.7	42.6	3.7	32.0
Cash and cash equivalents at end of period	$32.0	$41.3	$32.0	$41.3

Supplemental information:
Transfers of property and equipment from Former Parent	$–	$–	$4.9	$–
Cash paid for interest	$4.5	$3.5	$5.4	$14.6
Cash paid for taxes	$0.7	$0.1	$1.4	$1.5

Supplemental schedule of non-cash activities:
Fair value of assets acquired	$4.7	$0.3	$438.1	$(1.7)
Fair value of liabilities assumed or incurred	$4.7	$0.4	$178.8	$(1.0)

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PMC Reports Results for the Fourth Quarter 2008
   and for the Year Ended December 31, 2008

February 5, 2009

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

INTEGRATION, MERGER RELATED COSTS AND OTHER CHARGES
(In millions, except per share amounts)

The following is a summary of integration, merger related costs and other charges incurred by PharMerica in the fourth quarter and year ended December 31, 2007 and 2008 (unaudited).

	Three Months Ended December 31,		Year Ended December 31,
	2007	2008	2007	2008
Integration costs and other charges:
Allowance for doubtful accounts	$–	$–	$27.9	$–
Professional and advisory fees	1.1	0.2	1.1	1.7
General and administrative	0.6	0.6	0.6	3.2
Employee costs	0.5	0.9	0.6	7.2
Severance costs	0.6	1.6	1.1	5.3
Facility costs	2.6	5.6	2.6	9.3
	5.4	8.9	33.9	26.7
Merger related costs:
Professional and advisory fees	–	–	8.0	–
General and administrative	–	–	5.4	–
Employee costs	–	–	7.6	–
Severance costs	(0.2)	–	2.0	–
Facility costs	–	–	0.7	–
Other	–	–	0.1	–
	(0.2)	–	23.8	–
Total integration, merger related costs and other charges	$5.2	$8.9	$57.7	$26.7
Negative effect on diluted earnings per share	$(0.12)	$(0.20)	$(1.74)	$(0.53)

IMPAIRMENT OF INTANGIBLE ASSETS

During the fourth quarter 2008, the Company recorded a pre-tax impairment charge of $14.8 million, related to finite lived customer relationships. The impairment, which related to the Institutional Pharmacy segment, was incurred when the reporting unit experienced a higher than expected loss of licensed beds. The impairment was related to assets acquired in acquisitions by KPS during the years ended December 31, 2005 and 2006. Using a discounted cash flow analysis, the Company determined that a pre-tax impairment charge of $14.8 million was required to write the carrying value down to the fair value resulting in a loss per diluted share impact of $0.30 for the year ended December 31, 2008.

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PMC Reports Results for the Fourth Quarter 2008
   and for the Year Ended December 31, 2008

February 5, 2009

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

CUSTOMER LICENSED BEDS UNDER CONTRACT AND PRESCRIPTION DATA

The following is a summary of customer licensed beds under contract and prescription data as of and for the fourth quarter and year ended December 31, 2007 and 2008 (unaudited).

	Three Months Ended December 31,		Year Ended December 31,
	2007	2008	2007	2008
Customer licensed beds:
Beginning of period	342,177	325,613	102,571	337,043
Additions	6,029	5,005	260,376	21,398
Losses	(10,383)	(8,242)	(25,983)	(36,065)
Other	(780)	–	79	–
End of period	337,043	322,376	337,043	322,376

Prescription data:
Prescriptions dispensed (in thousands)	10,062	9,996	24,751	40,319
Revenue per prescription dispensed	$47.51	$46.59	$46.99	$46.85

Use of Non-GAAP Measures
PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues.  PharMerica calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  Adjusted EBITDA, as defined in the Company’s Credit Agreement, is used in conjunction with PharMerica’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA, as defined in the Company’s Credit Agreement, is not the same calculation as this Adjusted EBITDA table.  Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”).  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income are significant components of the accompanying unaudited condensed consolidated statements of operations, and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

PharMerica calculates and uses diluted earnings per share, exclusive of integration, merger related costs and other charges, impairment of intangible assets and favorable impact on tax ruling as an indicator of its core operating results.  The measurement is used in concert with net income and diluted earnings per share, which measure actual earnings per share generated in the period.  PharMerica believes the exclusion of these charges in expressing earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica’s operating results from period to period.  Diluted earnings per share, exclusive of integration, merger related costs and other charges, impairment of intangible assets and favorable impact on tax ruling does not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders’ equity) and is not intended to represent or to be used as a substitute for diluted earnings per share as measured under GAAP.  The integration, merger related costs and other charges, impairment of intangible assets and favorable impact on tax ruling excluded from the diluted earnings per share are significant components of the accompanying unaudited condensed consolidated statements of operations, and must be considered in performing a comprehensive assessment of overall financial performance.

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PMC Reports Results for the Fourth Quarter 2008
   and for the Year Ended December 31, 2008

February 5, 2009

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2008	2007	2008
Net income (loss)	$2.8	$(5.5)	$(24.1)	$5.0
Add:
Interest expense, net	4.1	3.6	7.2	14.2
Integration, merger related costs and other charges	5.2	8.9	57.7	26.7
Provision (benefit) for income taxes	1.2	(4.8)	(13.4)	3.3
Effect of change in estimate on cost of goods sold	–	–	(3.1)	–
Impairment of intangible assets	–	14.8	–	14.8
Depreciation and amortization expense	8.8	6.9	20.2	28.5
Adjusted EBITDA	$22.1	$23.9	$44.5	$92.5
Adjusted EBITDA Margin	4.5%	5.0%	3.7%	4.8%

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE
TO ADJUSTED DILUTED EARNINGS PER SHARE
(In whole numbers)

	Q4 2007	Q1 2008	Q2 2008	Q3 2008	Q4 2008	Year Ended 2008
Diluted earnings (loss) per common share	$0.09	$0.11	$0.10	$0.14	$(0.18)	$0.17
Impairment of intangible assets	–	–	–	–	0.30	0.30
Integration, merger related costs and other charges	0.12	0.08	0.12	0.13	0.20	0.53
Impact of tax rate differential (4th quarter only)	–	–	–	–	(0.06)	–
Adjusted diluted earnings per common share after impact of above items	$0.21	$0.19	$0.22	$0.27	$0.26	$1.00

-END-